Exhibit 99.1

Nektar Therapeutics Reports Second Quarter 2020 Financial Results

SAN FRANCISCO, August 6, 2020 /PRNewswire/ -- Nektar Therapeutics (Nasdaq: NKTR) today reported financial results for the second quarter ended June 30, 2020.

Cash and investments in marketable securities at June 30, 2020 were approximately $1.2 billion as compared to $1.6 billion at December 31, 2019. This decrease includes the repayment of $254.8 million for Nektar’s senior secured notes and accrued interest, which occurred in the second quarter of 2020.

“During the second quarter, Nektar successfully advanced the registrational and early clinical trials across our immune-oncology portfolio which led to the opening of enrollment for the first patients into a new Phase 3 study in adjuvant melanoma for the bempegaldesleukin program,” said Howard W. Robin, President and CEO of Nektar. “We now have 5 ongoing registrational trials for bempegaldesleukin, and we continue to make significant progress with our NKTR-262 and NKTR-255 clinical trials, with early data from these programs planned for presentation at this year’s Society for Immunotherapy Congress in November.”

Mr. Robin continued, “In immunology, following the positive Phase 1b data in lupus patients reported at EULAR, our partner Eli Lilly continues to expand their NKTR-358 development efforts. I am pleased to announce that they are initiating investigator sites and enrolling patients into a new Phase 2 study of NKTR-358 in moderate to severe systemic lupus erythematosus. We are fortunate to be entering the second half of 2020 in a position of exceptional strength – we have built a robust pipeline in oncology and immunology with multiple registrational and earlier stage clinical trials underway and we ended Q2 in a strong financial position with $1.2 billion in cash and investments, and no debt on our balance sheet.”

Summary of Q2 2020 Financial Results

Revenue in the second quarter of 2020 was $48.8 million compared to $23.3 million in the second quarter of 2019. The increase was due to the recognition of the $25.0 million milestone from Bristol-Myers Squibb related to the recent initiation of the registrational trial of bempegaldesleukin plus Opdivo® in adjuvant melanoma, which opened enrollment to patients in July. Year-to-date revenue for 2020 was $99.4 million compared to $51.5 million in the first half of 2019. Revenue was higher due to the recognition of $50.0 million in total milestones from Bristol-Myers Squibb related to the start of registrational trials of bempegaldesleukin plus Opdivo® in adjuvant melanoma and muscle-invasive bladder cancer.

Total operating costs and expenses in the second quarter of 2020 were $126.6 million compared to $134.3 million in the second quarter of 2019. The decrease was due to a decrease in research and development (R&D) expense. Total operating costs and expenses in the first half of 2020 were $310.8 million compared to $283.2 million in the first half of 2019. Year-to-date operating costs and expenses increased primarily as a result of impairment of assets and other costs for NKTR-181, partially offset by a decrease in R&D expense. During the first quarter of 2020, Nektar reported $45.2 million in impairment charges and additional costs related to the discontinuation of the NKTR-181 program.

R&D expense in the second quarter of 2020 was $96.4 million compared to $106.7 million for the second quarter of 2019. For the first half of 2020, R&D expense was $205.4 million compared to $225.1 million in the first half of 2019. The decrease for both the second quarter and the first half of 2020 was due primarily to pre-commercial manufacturing costs for NKTR-181 incurred during the first half of 2019.

Net loss for the second quarter of 2020 was $80.0 million or $0.45 basic and diluted loss per share compared to a net loss of $110.3 million or $0.63 basic and diluted loss per share in the second quarter of 2019. Net loss in the first half of 2020 was $218.7 million or $1.23 basic and diluted loss per share compared to a net loss of $229.9 million or $1.32 basic and diluted loss per share in the first half of 2019.

Second Quarter 2020 and Recent Business Highlights:

•	In June 2020, Nektar announced the presentation of results from the Phase 1b study evaluating multiple ascending doses of NKTR-358, a first-in-class T regulatory cell stimulator, which is being developed as a potential therapeutic for a range of autoimmune disorders, including systemic lupus erythematosus (SLE). The data, which were presented during the Annual European Congress of Rheumatology (EULAR 2020) in a virtual congress format, showed that NKTR-358 was safe and well tolerated in patients with mild-to-moderate SLE and led to a marked and selective, dose-dependent expansion of regulatory T cells (Tregs) that was maintained over multiple administrations.
•	In May 2020, Nektar announced the publication of clinical data from its PIVOT-02 study evaluating bempegaldesleukin in combination with nivolumab in immunotherapy-naïve patients with advanced solid tumors, including melanoma, renal cell carcinoma and non-small cell lung cancer. The data, published in Cancer Discovery, a journal of the American Association for Cancer Research, showed that bempegaldesleukin plus nivolumab resulted in encouraging overall response rates across multiple tumor types, independent of baseline PD-L1 expression, with responses continuing to deepen over time.

The company also announced an upcoming presentation at the following scientific congress:

Cambridge Healthtech Institute’s (CHI) 8th Annual Immuno-Oncology Virtual Summit

•	Presentation: “NKTR-255: A Potent NK and CD8 Memory T Cell Mobilizer for Immunotherapy”, Madakamutil, L.

o   Session: Cytokines as Emerging Targets and Biotherapeutics

o   Date: Thursday, October 8th, 9:40 a.m. – 10:00 a.m. Eastern Time

Conference Call to Discuss Second Quarter 2020 Financial Results
Nektar management will host a conference call to review the results beginning at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time, today, Thursday, August 6, 2020.

This press release and a live audio-only Webcast of the conference call can be accessed through a link that is posted on the home page and Investors section of the Nektar website: https://ir.nektar.com/. The web broadcast of the conference call will be available for replay through August 31, 2020.

To access the conference call, follow these instructions:
   Dial: (877) 881-2183 (U.S.); (970) 315-0453 (international)
   Passcode: 7858867 (Nektar Therapeutics is the host)

About Nektar

Nektar Therapeutics is a biopharmaceutical company with a robust, wholly owned R&D pipeline of investigational medicines in oncology and immunology as well as a portfolio of approved partnered medicines. Nektar is headquartered in San Francisco, California, with additional operations in Huntsville, Alabama and Hyderabad, India. Further information about the company and its drug development programs and capabilities may be found online at http://www.nektar.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements which can be identified by words such as: “may,” “can,” “develop,” “progress,” “will,” “continue,” “ensure,” “preserve,” “advance,” “potential” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make concerning the potential therapeutic benefits of and future development plans for our investigational products (including bempegaldesleukin, NKTR-262, NKTR-255 and NKTR-358), our ability to safely advance and maintain the integrity of our clinical trials during the COVID-19 pandemic, and the strength of our financial position to develop our pipeline of our investigational products. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include, among others: (i) the extent and duration of the impact of the COVID-19 pandemic on our business, regulatory efforts, research and development, clinical trials (including those being led by us and our partner), and corporate development activities will depend on future developments that are highly uncertain and cannot be accurately predicted, such as the ultimate duration of the pandemic, travel restrictions, quarantines, social distancing and business closure requirements in the U.S. and in other countries, as well as the effectiveness of actions taken globally to contain and treat the disease; (ii) bempegaldesleukin, NKTR-262, NKTR-255 and NKTR-358 are investigational agents and continued research and development efforts for these drug candidates are subject to substantial risks, including negative safety and efficacy findings in ongoing clinical studies (notwithstanding positive findings in earlier preclinical and clinical studies); (iii) the timing of the commencement or end of clinical trials and the availability of clinical data may be delayed or unsuccessful due to regulatory delays, decisions and policies of our partners, slower than anticipated patient enrollment, manufacturing challenges, changing standards of care, evolving regulatory requirements, clinical trial design, clinical outcomes, competitive factors, or delay or failure in ultimately obtaining regulatory approval in one or more important markets; (iv) patents may not issue from our patent applications for our drug candidates, patents that have issued may not be enforceable, or additional intellectual property licenses from third parties may be required; and (v) certain other important risks and uncertainties set forth in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 8, 2020. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

For Investors:
Vivian Wu of Nektar Therapeutics
628-895-0661

For Media:
Dan Budwick of 1AB
973-271-6085
dan@1abmedia.com

Opdivo is a registered trademark of Bristol-Myers Squibb Company.

NEKTAR THERAPEUTICS

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2020	December 31, 2019(1)
ASSETS
Current assets:
Cash and cash equivalents	$58,206	$96,363
Short-term investments	980,191	1,228,499
Accounts receivable	47,245	36,802
Inventory	12,584	12,665
Advance payments to contract manufacturers	15,972	31,834
Other current assets	37,770	15,387
Total current assets	1,151,968	1,421,550

Long-term investments	172,166	279,119
Property, plant and equipment, net	61,372	65,665
Operating lease right-of-use assets	131,458	134,177
Goodwill	76,501	76,501
Other assets	1,413	344
Total assets	$1,594,878	$1,977,356

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Senior secured notes, net and interest payable	$-	$252,891
Accounts payable	19,246	19,234
Accrued compensation	22,548	11,467
Accrued clinical trial expenses	42,794	32,626
Accrued contract manufacturing expenses	11,050	7,304
Other accrued expenses	11,424	12,338
Operating lease liabilities, current portion	15,139	12,516
Deferred revenue, current portion	1,757	5,517
Total current liabilities	123,958	353,893

Operating lease liabilities, less current portion	141,633	142,730
Liability related to the sale of future royalties, net	68,284	72,020
Deferred revenue, less current portion	2,524	2,554
Other long-term liabilities	2,239	768
Total liabilities	338,638	571,965

Commitments and contingencies

Stockholders’ equity:
Preferred stock	-	-
Common stock	18	17
Capital in excess of par value	3,338,876	3,271,097
Accumulated other comprehensive income (loss)	715	(1,005)
Accumulated deficit	(2,083,369)	(1,864,718)
Total stockholders’ equity	1,256,240	1,405,391
Total liabilities and stockholders’ equity	$1,594,878	$1,977,356

(1)	The consolidated balance sheet at December 31, 2019 has been derived from the audited financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles in the United States for complete financial statements.

NEKTAR THERAPEUTICS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share information)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Revenue:
Product sales	$5,485	$4,346	$8,929	$8,744
Royalty revenue	9,403	7,343	19,122	18,733
Non-cash royalty revenue related to sale of future royalties	7,684	9,091	17,579	17,321
License, collaboration and other revenue	26,275	2,535	53,790	6,739
Total revenue	48,847	23,315	99,420	51,537

Operating costs and expenses:
Cost of goods sold	5,773	5,018	9,584	10,458
Research and development	96,436	106,686	205,423	225,149
General and administrative	24,347	22,581	50,564	47,587
Impairment of assets and other costs for terminated program	-	-	45,189	-
Total operating costs and expenses	126,556	134,285	310,760	283,194

Loss from operations	(77,709)	(110,970)	(211,340)	(231,657)

Non-operating income (expense):
Interest expense	(647)	(5,231)	(6,851)	(10,457)
Non-cash interest expense on liability related to sale of future royalties	(6,691)	(5,975)	(13,659)	(12,040)
Interest income and other income (expense), net	5,191	11,989	13,543	24,472
Total non-operating income (expense), net	(2,147)	783	(6,967)	1,975

Loss before provision for income taxes	(79,856)	(110,187)	(218,307)	(229,682)

Provision for income taxes	144	99	344	236
Net loss	$(80,000)	$(110,286)	$(218,651)	$(229,918)

Basic and diluted net loss per share	$(0.45)	$(0.63)	$(1.23)	$(1.32)

Weighted average shares outstanding used in computing basic and diluted net loss per share	178,327	174,549	177,755	174,206

NEKTAR THERAPEUTICS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(218,651)	$(229,918)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash royalty revenue related to sale of future royalties	(17,579)	(17,321)
Non-cash interest expense on liability related to sale of future royalties	13,659	12,040
Stock-based compensation	48,607	49,907
Depreciation and amortization	7,692	6,132
Impairment of advance payments to contract manufacturers and equipment for terminated program	20,351	-
Accretion of premiums (discounts), net and other non-cash transactions	(782)	(6,329)
Changes in operating assets and liabilities:
Accounts receivable	(10,443)	5,914
Inventory	81	(1,807)
Operating leases, net	4,245	8,415
Other assets	(27,214)	15,818
Accounts payable	425	3,480
Accrued compensation	12,469	9,773
Other accrued expenses	8,952	15,794
Deferred revenue	(3,790)	(6,715)
Net cash used in operating activities	(161,978)	(134,817)

Cash flows from investing activities:
Purchases of investments	(543,631)	(603,702)
Maturities of investments	860,330	634,145
Sales of investments	41,700	-
Purchases of property, plant and equipment	(3,594)	(17,291)
Net cash provided by investing activities	354,805	13,152

Cash flows from financing activities:
Proceeds from shares issued under equity compensation plans	19,120	12,200
Repayment of Senior Notes	(250,000)	-
Net cash provided by (used in) financing activities	(230,880)	12,200

Effect of exchange rates on cash and cash equivalents	(104)	(16)
Net decrease in cash and cash equivalents	(38,157)	(109,481)
Cash and cash equivalents at beginning of period	96,363	194,905
Cash and cash equivalents at end of period	$58,206	$85,424

Supplemental disclosures of cash flow information:
Cash paid for interest	$9,742	$9,455
Operating lease right-of-use asset recognized in exchange for lease liabilities	$2,133	$1,289